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                                                                   Exhibit 10.10



                         REIMBURSEMENT AND PRIORITY AGREEMENT


          This REIMBURSEMENT AND PRIORITY AGREEMENT (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Agreement") is entered into as of December 24, 1997 by and among Big City Radio, Inc., a Delaware corporation (the "Borrower"), Stuart Subotnick ("Subotnick"), Big City Radio-NYC, L.L.C., Big City Radio-CHI, L.L.C., Big City Radio-LA, L.L.C., WRKL Rockland Radio, L.L.C. and Odyssey Traveling Billboards, Inc. (collectively, the "Guarantors").

                                       RECITALS

          WHEREAS, the Borrower has entered into an Amended and Restated Credit Agreement dated as of the date hereof, with Chase Manhattan Bank, as Agent (the "Lender") (said agreement, as it may be further amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms being the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) pursuant to which the Lender has made available to the Borrower a $35,000,000 secured revolving credit facility;

          WHEREAS, pursuant to the Guarantee dated as of May 30, 1996, as amended by the First Amendment to the Guarantee dated as of the date hereof, issued by Subotnick in favor of the Lender (the "Guarantee"), Subotnick has provided to the Lender an unconditional guaranty of payment of up to $6 million of the Obligations; and

          WHEREAS, Subotnick, the Guarantors and the Borrower desire to set forth their relative rights and remedies regarding reimbursement of the payments made by Subotnick under the Guarantee (such payments by Subotnick being referred to herein as a "Contribution") and for the priority of any such payments.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, Subotnick and the Guarantors hereby agree as follows:

          SECTION 1. REIMBURSEMENT. In the event Subotnick makes any Contribution, Subotnick shall be entitled to a reimbursement by the Borrower for the entire amount of such Contribution (the "Reimbursement Obligation"), plus interest on any such amount at the effective rate under the Credit Agreement accruing from the date any Contribution is made until all Reimbursement Obligations have been paid in full. The Reimbursement Obligation, plus accrued interest thereon, shall be payable in full immediately upon satisfaction of all Obligations. Notwithstanding the


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foregoing, nothing set forth herein shall be construed to indicate that, except as set forth in Section 3 of the Guarantee, Subotnick has waived any subrogation or contribution rights against the Borrower upon the making of a Contribution whether at law or otherwise and the Borrower and the Guarantors acknowledge and agree that Subotnick shall succeed to all rights and remedies of the Lender under the Loan Documents upon payment in full of the Obligations, the terms and provisions of which are expressly incorporated herein.

          SECTION 2. PRIORITY OF SUBOTNICK. The Guarantors hereby agree that all of the rights of Subotnick referred to in this Agreement shall have priority over any right of the Guarantors, whether direct or indirect, by contribution, subrogation, reimbursement, indemnification or otherwise, to demand any payment, contribution or reimbursement whatsoever from the Borrower for payments made by the Guarantors under the Guarantee until such time as any and all Reimbursement Obligations, plus all accrued interest, have been repaid to Subotnick in full and Subotnick has no further obligations under the Guarantee, and until such time as the Guarantors shall not be entitled to exercise any such rights against the Borrower.

          SECTION 3. NO DUTY TO THE GUARANTORS. Except for duties expressly stated to be applicable to the Lender under the Loan Documents and non-waivable, mandatory duties imposed by law, the Guarantors hereby acknowledge and agree that (i) Subotnick has no duties to the Guarantors with respect to the method, manner and timing of the exercise or nonexercise of any of Subotnick's rights to recover payment of any Reimbursement Obligation and (ii) to the extent that any such duties may exist, they are hereby waived.

          SECTION 4. GUARANTEE PAYMENT. In the event that any of the Guarantors is required to make a payment to the Lender pursuant to the Loan Documents, the Guarantors hereby waive any and all rights, whether direct or indirect, or by contribution, subrogation, reimbursement, indemnification or otherwise, to demand any payment, contribution or reimbursement whatsoever from Subotnick under the Guarantee as a result of such payment by any of the Guarantors.

          SECTION 5. SUBORDINATION. No Reimbursement Obligations payable by the Borrower pursuant to the terms hereof shall be paid until all Obligations then due and payable by the Borrower to the Lender, are paid in full and the Lender has no obligation to extend further Credit to the Borrower. Nothing contained in this Agreement shall affect the Obligations or the obligations of any party hereto to the Lender under the Credit Agreement or any other Loan Document.

          SECTION 6. NON-EXCLUSIVITY. Notwithstanding anything in this Agreement to the contrary, the rights accorded to Subotnick hereunder shall be in addition to, and not in lieu of, any rights that Subotnick may have to be reimbursed for all Reimbursement Obligations at common law, in equity, by separate agreement or otherwise; provided, that none of such rights may be exercised until the

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Obligations have been fully satisfied, and all such rights are subject to the terms and provisions of the Loan Documents.

          SECTION 7. CONTINUED EFFECTIVENESS. The rights of Subotnick under this Agreement shall continue to be effective, or be reinstated, as the case may be, if any payment made hereunder, or any part thereof, on account of any of the Obligations is at any time rescinded or at any time must otherwise be restored or returned by Subotnick upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of their property, or otherwise, all as though such payments had not been made.

          SECTION 8. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 9. SUCCESSORS AND ASSIGNS; AMENDMENTS. This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, all subject to the terms and conditions hereof. Each reference herein to any party hereto shall be deemed to include its successors and assigns, all of whom shall be bound and benefited by the provisions of this Agreement.

          SECTION 10. TERMINATION. This Agreement shall remain in effect and shall not be terminated until the Credit Agreement, all amounts owed to Subotnick and this Agreement have been discharged or otherwise satisfied in accordance with its respective terms.

          SECTION 11. CHOICE OF LAW. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

          SECTION 12. COUNTERPARTS. This Agreement, and any modifications or amendments hereto, may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute one and the same instrument.

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          SECTION 13. EFFECTIVENESS.  This Agreement shall become effective as to any party upon the execution hereof by such party and delivery of its executed counterpart to the Lender.





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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                              BIG CITY RADIO, INC.


                              By:   /s/ Michael Kakoyiannis
                                  --------------------------------------------
                                  Name: Michael Kakoyiannis
                                  Title: President and Chief Executive Officer

                              GUARANTORS:

                              BIG CITY RADIO-NYC, L.L.C.
                              BIG CITY RADIO-CHI, L.L.C.
                              BIG CITY RADIO-LA, L.L.C.
                              ODYSSEY TRAVELING BILLBOARDS, INC.
                              WRKL ROCKLAND RADIO, L.L.C.


                              By:   /s/ Michael Kakoyiannis
                                  --------------------------------------------
                                  Name: Michael Kakoyiannis
                                  Title: President and Chief Executive Officer


                                 /s/ Stuart Subotnick
                              ------------------------------------------

                              STUART SUBOTNICK